UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  October 8, 2020

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	TLRS TBR	OTCQB TSX-V

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On October 8, 2020, Timberline Resources Corporation (the “Company”) announced that Patrick Highsmith will be joining the Company as its President and Chief Executive Officer.  Mr. Highsmith will succeed Steven Osterberg, the Company’s current President and Chief Executive Officer, who will resign from those offices concurrently with Mr. Highsmith’s appointment, effective immediately.  Dr. Osterberg’s resignation was not the result of any disagreement with the Company.  Dr. Osterberg will continue as the Company’s Vice President Exploration, and he will continue to be a director on the Company’s Board of Directors.

Mr. Highsmith has more than 30 years of international experience including operational, exploration and business development roles with major companies such as Newmont Mining, BHP, Rio Tinto, and Fortescue Metals Group. He also has co-founded, and/or acted as a director or senior executive in several junior companies. His junior company pedigree includes Canadian listed companies such as: Lithium One, Bellhaven Copper & Gold, Pure Energy Minerals, Idaho Champion Gold Mines, and FireFox Gold, for whom he is co-founder and chairman of the board. Mr. Highsmith has been involved with several significant discoveries and helped add value to those projects through various stages of economic advancement, partnerships, joint ventures, or sales. He has a long history with Dr. Hennigh (a recent addition to the Company’s Board of Directors), Chairman Leigh Freeman, as well as the outgoing CEO, Steven Osterberg. Patrick holds degrees in Geological Engineering and Economic Geology (Geochemistry) from the Colorado School of Mines. He has specialized technical expertise in gold, copper, and lithium exploration.

In connection with Mr. Highsmith’s appointment as Chief Executive Officer, on October 7, 2020, the Company entered into a term sheet regarding certain employment terms and conditions for Mr. Highsmith’s appointment as Chief Executive Officer (the “Employment Term Sheet”).  Under the Employment Term Sheet, Mr. Highsmith will be paid an annual base salary of $168,000.  Mr. Highsmith will be entitled to participate in the Company’s health insurance plan and Mr. Highsmith will be entitled to participate in the employee benefit plans sponsored by the Company currently or in the future, such as group life insurance policy, retirement plans, stock option plan, performance bonuses and salary increases, all at the discretion of the Company’s Board of Directors and its Compensation Committee in accordance with the normal practices of the Company.

In connection with Mr. Highsmith’s appointment as Chief Executive Officer, he will also receive a one-time inducement award comprised of a common stock purchase option (the “Inducement Option”) , with a 5-year life, to purchase 750,000 shares of common stock at an exercise price of $0.27, the closing price of the Company’s shares of common stock on October 7, 2020 as quoted on the OTCQB.  The Inducement Option will be vested 25% upon the grant with the balance at 25% on each of the three subsequent anniversaries.

In connection with Mr. Osterberg’s appointment as Vice President Exploration, he will be issued 250,000 options, with a 5-year life, to purchase 250,000 shares of common stock at an exercise price of $0.27, the closing price of the Company’s shares of common stock on October 7, 2020 as quoted on the OTCQB.  The options will vest immediately upon issuance.

In connection with Dr. Hennigh’s appointment to the Board of Directors as previously announced, he will be issued 100,000 options, with a 5-year life, to purchase 100,000 shares of common stock at an exercise price of $0.27, on the closing price of the Company’s shares of common stock on October 7, 2020 as quoted on the OTCQB.  The options will vest immediately upon issuance.

The issuance of options is subject to any approvals required by the OTCQB and TSX-V.  Such issuances will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On October 8, 2020, the Company issued a press release entitled “Timberline appoints Patrick Highsmith as President, CEO, and Director”.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.Description

10.1Employment Term Sheet, dated October 7, 2020 between Timberline Resources Corp. and Patrick Highsmith

10.2Employment Term Sheet, dated October 7, 2020 between Timberline Resources Corp. and Steven Osterberg

99.1Press Release of Timberline Resources Corporation dated October 8, 2020*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: October 13, 2020	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer